    Preferred Stock                                         Preferred Stock

        NUMBER                                                    SHARES
    -----------------                                       ----------------
      B-
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                           NOVASTAR FINANCIAL, INC.

             INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND

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     This Certifies that _______________________________________________ is the registered holder of ______________________________________________ Shares
of fully paid and non-assessable Class B 7% Convertible Preferred Stock, par value $0.01 per share transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

     In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this ________________ day of _______________ A.D. _____


__________________________________              ________________________________
Rodney Schwatken, Vice President                Mark J. Kohlrus, Senior Vice
and Controller                                  President, Chief Financial
                                                Officer and Assistant Secretary

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1993, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD,ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE. THE "RESALE RESTRICTION TERMINATION DATE," WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATED PERSON OF THE COMPANY WAS THE OWNER OF THIS SECURITY, OR ANY PREDECESSOR OF SUCH SECURITY ONLY
(A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A. TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE INVESTOR ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (A)(2), (A)(3) OR (A)(7)
OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE INVESTOR ACCOUNT OF SUCH AN INSTITUTIONAL OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR" FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (E) TO AN INDIVIDUAL "ACCREDITED INVESTOR" AS DEFINED IN SUBPARAGRAPH (A)(4), (A)(5) OR (A)(6) OF RULE 501 UNDER THE SECURITIES ACT THAT IS RESIDING IN ONE OF THE JURISDICTIONS AUTHORIZED BY THE COMPANY AND WHO IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S OR OTHER TRANSFER AGENT'S RIGHT, AS THE CASE MAY BE, PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL CERTIFICATION AND/OR OTHER INFORMATION REASONABLY SATISFACTORY TO IT, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE SECURITY COMPLETED AND DELIVERED BY THE TRANSPEROR TO THE COMPANY OR OTHER TRANSFER AGENT, AS THE CASE MAY BE, IN ADDITION, PRIOR TO THE TIME THE CLASS OF STOCK EVIDENCED BY THIS SECURITY IS LISTED ON A NATIONAL SECURITIES EXCHANGE OR THE NASDAQ NATIONAL MARKET, THIS SECURITY MAY NOT BE TRANSFERRED TO ANY "BENEFIT PLAN INVESTOR" AS SUCH TERM IS DEFINED IN 29 C.F.R. (S)2510.3-101 UNLESS THE PROPOSED TRANSFEREE PROVIDES A DISCLOSURE AND ACKNOWLEDGEMENT FORM AND THE AGGREGATE PERCENTAGE OF THE CLASS OF STOCK EVIDENCED HEREBY AND PROPOSED TO BE TRANSFERRED, TAKEN TOGETHER WITH ALL OTHER SHARES OF SUCH CLASS OWNED BY BENEFIT PLAN INVESTORS, WOULD NOT EQUAL OR EXCEED 25% OF SUCH CLASS OUTSTANDING. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL OWNERSHIP AND CONSTRUCTIVE OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE CORPORATION'S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE CORPORATION'S CHARTER, (I) NO PERSON MAY BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF THE CORPORATION'S COMMON STOCK IN EXCESS OF 9.8 PERCENT (IN VALUE OR NUMBER OF SHARES) OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE CORPORATION UNLESS SUCH PERSON IS AN EXCEPTED HOLDER (IN WHICH CASE THE EXCEPTED HOLDER LIMIT SHALL BE APPLICABLE): (II) NO PERSON MAY BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK OF THE CORPORATION IN EXCESS OF 9.8 PERCENT OF THE VALUE OF THE TOTAL OUTSTANDING SHARES OF CAPITAL STOCK OF THE CORPORATION, UNLESS SUCH PERSON IS AN EXCEPTED HOLDER (IN WHICH CASE THE EXCEPTED HOLDER LIMIT SHALL BE APPLICABLE); (III) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN CAPITAL STOCK THAT WOULD RESULT IN THE CORPORATION BEING "CLOSELY HELD" UNDER SECTION 856(H) OF THE CODE OR OTHERWISE CAUSE THE CORPORATION TO FAIL TO QUALIFY AS A REIT; AND (IV) NO PERSON MAY TRANSFER SHARES OF CAPITAL STOCK IF SUCH TRANSFER WOULD RESULT IN THE CAPITAL STOCK OF THE CORPORATION BEING OWNED BY FEWER THAN 100 PERSONS. ANY PERSON WHO BENEFICIALLY OWNS OR CONSTRUCTIVELY OWNS OR ATTEMPTS TO BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK WHICH CAUSES OR WILL CAUSE A PERSON WHO A PERSON TO BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK IN EXCESS OR IN VIOLATION OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE CORPORATION. ATTEMPTED TRANSFERS OF OWNERSHIP IN VIOLATION OF THESE RESTRICTIONS SHALL BE NULL AND VOID AB INITIO. IN ADDITION, IF ANY OF THE RESTRICTIONS ON TRANSFER OR
              ---------
OWNERSHIP ARE VIOLATED, THE SHARES OF CAPITAL STOCK REPRESENTED HEREBY MAY BE AUTOMATICALLY TRANSFERRED TO A TRUSTEE OF A TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES. IN ADDITION, UPON THE OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED TRANSFERS IN VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE MAY BE VOID AB INITIO. ALL CAPITALIZED TERMS IN THE LEGEND HAVE THE MEANINGS DEFINED IN THE
---------
CHARTER OF THE CORPORATION, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF CAPITAL STOCK OF THE CORPORATION ON REQUEST AND WITHOUT CHARGE.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO ERISA-RELATED OWNERSHIP RESTRICTIONS. PRIOR TO THE ERISA-RESTRICTION TERMINATION DATE, NO BENEFIT PLAN INVESTOR MAY BENEFICIALLY ACQUIRE OR BENEFICIALLY OWN ANY SHARES OF CLASS B PREFERRED STOCK AND TRANSFERS OF CLASS B PREFERRED STOCK TO A BENEFIT PLAN INVESTOR WILL BE VOID AB INITIO. IN ADDITION, IN THE EVENT THAT ANY SHARE OF CLASS B PREFERRED STOCK, BUT FOR THE OPERATION OF SECTION 11 OF THE ARTICLES SUPPLEMENTARY GOVERNING THE CLASS B PREFERRED STOCK, WOULD BE BENEFICIALLY OWNED BY A BENEFIT PLAN INVESTOR (I) THE SHARES OF CLASS B PREFERRED STOCK
PURPORTEDLY HELD BY SUCH BENEFIT PLAN INVESTOR SHALL BE TRANSFERRED AUTOMATICALLY AND BY OPERATION OF LAW TO THE TRUST (AS DESCRIBED IN SECTION
11.3.1 OF ARTICLE XI OF THE COMPANY'S CHARTER) TO BE HELD IN ACCORDANCE WITH
SECTION 11 AND OTHERWISE IN ACCORDANCE WITH THE APPLICABLE PROVISIONS OF ARTICLE XI, SECTION 11.3 OF THE COMPANY'S CHARTER, PROVIDED THAT ANY REFERENCES THEREIN TO OWNERSHIP LIMITATIONS SHALL BE DEEMED TO BE REFERENCES TO THE OWNERSHIP LIMITATIONS SET FORTH IN SECTION 11 OF THE ARTICLES SUPPLEMENTARY, AND (II) THE BENEFIT PLAN INVESTOR PURPORTEDLY OWNING SUCH SHARES SHALL SUBMIT SUCH SHARES FOR REGISTRATION IN THE NAME OF THE TRUST. ALL CAPITALIZED TERMS OF THIS LEGEND HAVE THE MEANINGS DEFINED IN THE ARTICLES SUPPLEMENTARY GOVERNING THE CLASS B PREFERRED STOCK AND THE CHARTER OF THE COMPANY, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF CAPITAL STOCK OF THE COMPANY ON REQUEST AND WITHOUT CHARGE.

IN ADDITION, THE CORPORATION WILL FURNISH TO ANY STOCKHOLDER ON REQUEST AND WITHOUT CHARGE A FULL STATEMENT OR SUMMARY OF THE DESIGNATIONS AND ANY PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS, QUALIFICATIONS AND TERMS AND CONDITIONS OF REDEMPTION OF THE STOCK OF EACH CLASS WHICH THE CORPORATION IS AUTHORIZED TO ISSUE AND THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES. IF ANY, TO THE EXTENT THEY HAVE BEEN SET, AND OF THE AUTHORITY OF THE BOARD OF DIRECTORS TO SET THE RELATIVE RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES SUCH REQUEST MAY BE MADE TO THE SECRETARY OF THE CORPORATION.



     For Value Received, _________ hereby sell, assign and transfer unto
  ______________________________________________________________________
  _________________________________________ Shares represented by the within
  Certificate, and do hereby irrevocably constitute and appoint
  _________________________________________ Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

     Dated ____________________
            In presence of


  ___________________________           ____________________________


     NOTICE. THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.